Filing Fee $50.00                                    ID Number: 16323

[Graphic Omitted]        STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
Office of the Secretary of State
Corporations Division
148 W. River Street
Providence, Rhode Island 02904-2615

BUSINESS CORPORATION
____________

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION

Pursuant to the provisions of Section 7-1.2-905 of the General Laws of Rhode Island, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.     The name of the corporation is Washington Trust Bancorp, Inc.

2.     The shareholders of the corporation (or, where no shares have been issued, the board of directors of the corporation) on , in the manner prescribed by Chapter 7-1.2 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

[Insert Amendment(s)]
(If additional space is required, please list on separate attachment)

FOURTH. Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000, par value $0.0625 per share, all of which shares are to be a class designated as "Common Stock".

Subject to the provisions of these Articles of Incorporation and except as otherwise provided by law the shares of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

3.     As required by Section 7-1.2-105 of the General Laws, the corporation has paid all fees and taxes.

4. These Articles of Amendment shall be effective upon filing unless a specified date is provided which shall be no later than the 90th day after the date of this filing

Under penalty of perjury, I declare and affirm that I have examined these Articles of Amendment, including any accompanying attachments, and that all statements contained herein are true and correct.
Date:	May 10, 2016	/s/ David V. Devault
Signature of Authorized Officer of the Corporation
Vice Chair, Secretary and Chief Financial Officer
Type or Print Name of Authorized Officer

Form No. 101
Revised: 12/05